SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)............May 15, 2002

                            BLACKHAWK BANCORP, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)

          Wisconsin                    0-18599                  39-1659424
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(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
 of incorporation)

       400 Broad Street, Beloit, WI                             53511
       ----------------------------                           ----------
       (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (608) 364-8911
                                                     --------------

Item 5.     Other Events.

Blackhawk Bancorp, Inc. announced the election of Roger G. Bryden as a director of Blackhawk Bancorp, Inc. at the company's annual shareholders meeting and the re-election of R. Richard Bastian, III, John B. Clark and Charles Hart as directors. The Company also announced the decision of Mr. Roger K. Taylor, a director of the Company since 1989, to step down as a director of Blackhawk Bancorp, Inc. The Company issued a press release dated May 16, 2002, announcing the changes, which is attached as an exhibit.

Item 7.     Financial Statements and Exhibits

Exhibit                               Incorporated by       Filed
Number         Description             Reference to         Herewith

1.1            Press Release Dated                             X
               May 16, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BLACKHAWK BANCORP, INC.

Date:  May 16, 2002
                                        /s/Todd J. James
                                        ---------------------------
                                        Todd J. James
                                        Senior Vice President and CFO

                            BLACKHAWK BANCORP, INC.
                              BLACKHAWK STATE BANK
                       400 BROAD STREET, BELOIT, WI 53511

                             FOR IMMEDIATE RELEASE

Contact:  R. Richard Bastian, III - president and chief executive officer
Phone:    608-364-8911
Fax:      608-364-8937

BLACKHAWK ANNUAL MEETING LEADS TO BOARD CHANGES

Beloit, WI (May 16, 2002) - Roger G. Bryden, owner and operator of Bryden Motors, Inc. was elected a director of Blackhawk Bancorp at the annual shareholders meeting of Blackhawk Bancorp on May 15, 2002. He had been nominated to fill the vacancy left by Dr. H. Daniel Green who retired from the board. Bryden joined R. Richard Bastian, III, company president, John B. Clark, a retired stockbroker, and Charles Hart, a local insurance executive, as directors for three-year terms expiring in 2005.

In announcing Bryden's election, R. Richard Bastian, III, president of Blackhawk, said, "Roger Bryden runs one of the most successful and well-known businesses in the stateline area. We welcome his keen marketing skills and knowledge of local business to our board."

Dr. H. Daniel Green, a Beloit dentist who had been a director since 1989, did not stand for re-election because he had reached the board's retirement age. "Dan has been a devoted director and supporter of Blackhawk," said Bastian. "We thank him for his many years of dedicated service."

The company separately announced that Roger K. Taylor, president and chief executive officer of North American Tool Corporation, has stepped down as a
director of Blackhawk Bancorp and Blackhawk State Bank.   Taylor had also been a
director of the Beloit-based banking organization since 1989.

In making his decision, Taylor said, "Being a director of Blackhawk, through its conversion and growth through the 90's, has been a tremendous but time consuming experience." He indicated that, with new leadership at the bank and on the board of directors, he was comfortable stepping aside and devoting his full time and energies to North American Tool Corporation.

R. Richard Bastian, III, president and chief executive officer of Blackhawk said, "Roger Taylor has been an outstanding director and tremendous friend of the bank. We understand his decision, but we will miss his counsel."

Blackhawk Bancorp, Inc. with total assets of approximately $317 million is the parent company of Blackhawk State Bank, which operates ten office locations in south central Wisconsin and north central Illinois. The stock of Blackhawk Bancorp, Inc. is publicly traded on the Over the Counter Market under the symbol BKHB.

When used in this communication, the words "believes," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those described in the forward-looking statements. Factors which could cause such a variance to occur include, but are not limited to, changes in interest rates, levels of consumer bankruptcies, customer loan and deposit preferences, and other general economic conditions.